As filed with the Securities and Exchange Commission on
                            April 2, 2001.

                           Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  BENIHANA INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                  5812                      65-0538630
    (State or other         (Primary standard            (I.R.S. employer
     jurisdiction of         industrial classification    identification
     incorporation)          code number)                 number)

                           8685 Northwest 53rd Terrace
                              Miami, Florida 33166
                                 (305) 593-0770
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           Joel A. Schwartz, President
                                  Benihana Inc.
                           8685 Northwest 53rd Terrace
                              Miami, Florida 33166
                                 (305) 593-0770
            (Name, address and telephone number of agent for service)

                                   Copies to:

                           Herschel S. Weinstein, Esq.
                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                                747 Third Avenue
                            New York, New York 10017
                                 (212) 759-3300

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                                                           --------------------.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                          -----------------------.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================

                                                                Proposed Maximum    Proposed Maximum
                                     Proposed Amount of         Offering Price      Aggregate Offering
Title of each Class                  Securities to              Per Share (2)       Price (2)                   Amount of
of Securities to be                  be Registered                                                              Registration
Registered                                                                                                      Fee
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, par
value $.10 per share(1)              400,000 shares             $11.3438            $4,537,500                  $1,135


==================================================================================================================================

(1)  All of such shares will be sold by a selling stockholder.

(2) Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low reported prices of the Class A Common Stock of Benihana Inc. as reported on the NASDAQ National Market on March 27, 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      Subject to Completion April 2, 2001

                               P R O S P E C T U S

                                  BENIHANA INC.

                     400,000 Shares of Class A Common Stock

           This prospectus relates to the sale of up to 400,000 shares of Class A Common Stock by Benihana of Tokyo, Inc., the selling stockholder, through Ladenburg Thalmann & Co. Inc., as underwriter. Our Class A Stock has limited voting rights as compared to our Common Stock. See "Description of our Capital Stock."

           Our Class A Stock is traded on the Nasdaq National Market under the symbol "BNHNA." On March 27, 2001, the last sale price of a share of our Class A Stock as reported on the Nasdaq National Market was $11.50.

           The underwriter has agreed to sell up to 400,000 shares of our Class A Stock owned by the selling stockholder on a "best efforts" basis. The underwriter has agreed to pay to the selling stockholder a purchase price per share equal to 90% of the closing sale price of a share of Class A Stock on the Nasdaq National Market on the date a purchase notice is delivered to the selling stockholder. However, the selling stockholder is not required to sell shares of Class A Stock to the underwriter at a per share price below $8.50. Following the purchase of the shares from the selling stockholder, the underwriter intends to sell such shares to the public at an offering price equal to 96% of the closing sale price on the date of the underwriter's notice to the selling stockholder. As a result, the underwriter will receive a commission equal to 6% of such closing sale price for each share sold.

           For purposes of the following table, we have assumed that the shares will be purchased by the underwriter at $10.35 per share, 90% of the closing sale price of the Class A Stock on the Nasdaq National Market on March 27, 2001.

                                                       Per Share      Total
                                                       ---------      -----
Public offering price                                   $11.04      $4,416,000
Underwriting discount                                   $ 0.69     $   276,000
Proceeds, before expenses, to the selling stockholder   $10.35      $4,140,000

           The underwriter is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the shares of Class A Stock prior to ____________, 2001.

                               -------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                          LADENBURG THALMANN & CO. INC.

                The date of this prospectus is _______ __, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              About This Prospectus

           This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission relating to the sale of the Class A Stock. You should read this prospectus together with additional information described under "Where You Can Find More Information."

                 Disclosure Regarding Forward-Looking Statements

           This prospectus, including the documents that we incorporate by reference, contains various "forward-looking statements" which represent management's expectations or beliefs concerning future events, including unit growth, future capital expenditures, and other operating information. A number of factors could, either individually or in combination, cause actual results to differ materially from those included in the forward-looking statements, including, without limitation, changes in consumer dining preferences, fluctuation in commodity prices, availability of qualified employees, changes in the general economy and industry cyclicality, changes in consumer disposable income, competition within the restaurant industry, availability of suitable restaurant locations, harsh weather conditions in areas in which we or our franchisees operate restaurants or plan to build new restaurants, acceptance of our concepts in new locations, changes in governmental laws and regulations affecting labor rates, employee benefits, and franchising, ability to complete new restaurant construction and obtain governmental permits on a reasonably timely basis and other factors.

                                   The Company

           We own and operate 51 Benihana and Benihana Grill dinnerhouse restaurants. We also franchise others to operate 15 other Benihana restaurants. We have the exclusive rights to own, develop and license Benihana and Benihana Grill restaurants in the United States, Central and South America and the islands of the Caribbean Sea. We also own the related United States trademarks and service marks. Our rights to operate restaurants in the United States are subject to rights owned by the selling stockholder in the State of Hawaii. The Benihana restaurants feature the teppanyaki style of Japanese cooking in which the food is prepared by a

Benihana chef on a grill which forms part of the table on which the food is served. The Benihana Grills are smaller versions of the Benihana restaurants suitable for smaller markets and strip shopping centers.

           We also own and operate three "Sushi Doraku by Benihana" restaurants and a subsidiary in which we have an 80% equity interest owns and operates two "Haru" sushi restaurants in New York. In the Sushi Doraku restaurants customers select their favorite sushi "kaiten" style from a continuous conveyor system.

           We are currently developing or have under construction four new Benihana restaurants and our subsidiary is constructing three new Haru restaurants.

           We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 8685 Northwest 53rd Terrace, Miami, Florida 33166 and our telephone number is (305) 593-0770.

                       Where You Can Find More Information

           We file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

           We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and the shares of Class A Stock. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

           The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission:

                     o Our Annual Report on Form 10-K for the fiscal year ended March 26, 2000 (including information specifically incorporated by reference into our Form 10-K from our 2000 Annual Report to Stockholders and Proxy Statement for our 2000 Annual Meeting of Stockholders);

                     o Our Quarterly Reports on Form 10-Q for the quarter ended July 16, 2000, on Forms 10-Q and 10-Q/A for the quarter ended October 8, 2000 and on Form 10-Q for the quarter ended December 31, 2000;

                     o         Our Current Report on Form 8-K dated March 29,
                               2001; and

                     o All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the selling stockholder stops offering the shares (other than those portions of such documents described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the Commission).

           You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                               Benihana Inc.
                               8685 Northwest 53rd Terrace
                               Miami, Florida  33166
                               (305) 593-0770
                               Attention:  Assistant Secretary

           You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                                 Use Of Proceeds

           We will not receive any of the net proceeds from the sale of the shares offered by this prospectus. Under an agreement with the selling stockholder, we will pay $25,000 of the expenses incurred in connection with the registration and sale of the shares, and the selling stockholder will pay all of the other expenses so incurred, including the underwriting discounts and commissions.

                              Plan Of Distribution

           Subject to the terms and conditions set forth in the underwriting agreement among us, the selling stockholder and Ladenburg Thalmann & Co. Inc., as underwriter, the selling stockholder has agreed to sell to the underwriter up to 400,000 shares of Class A Stock and the underwriter has agreed to offer and sell the shares of Class A Stock to the public, all on a "best efforts" basis.

           We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

           The selling stockholder has agreed to sell up to 400,000 shares of Class A Stock to the underwriter and the underwriter has agreed to offer and sell the shares of Class A Stock to the public, all on a "best efforts" basis. This means that the underwriter has no obligation to purchase any of the shares of Class A Stock from the selling stockholder. There is no minimum number of shares that the underwriter is required to purchase or the selling stockholder is required to sell. The agreement between the selling stockholder and the underwriter may be terminated by either party after __________, 2001. Under the terms of the underwriting agreement, the selling stockholder will sell the shares, from time to time, upon receipt of a written notice from the underwriter stating the number of shares to be purchased by the underwriter and the price per share to be paid by the underwriter. The underwriter has agreed to pay to the selling stockholder a purchase price per share equal to 90% of the closing sale price of a share of Class A Stock on the Nasdaq National Market on the date such notice is delivered to the selling stockholder. The selling stockholder is not required to sell shares of Class A Stock to the underwriter at a per share price below $8.50. Following the purchase of the shares from the selling stockholder, the underwriter intends to sell such shares to the public at an offering price equal to 96% of the closing sale price on the date of the underwriter's notice to the selling stockholder. As a result, the underwriter will receive a commission equal to 6% of such closing sale price.

           Each purchase by the underwriter shall be subject to the satisfaction of certain closing conditions contained in the underwriting agreement, such as:

          o no material adverse change in our business, financial position or results of operations;

          o no suspension in trading on any exchange or market on which securities are generally traded;

          o no engagement in hostility by the United States and no declaration of war by the United States;

          o no material adverse changes in general economic, political or financial conditions generally; and

          o       receipt by the underwriter of certificates and legal opinions.

The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

           The following table summarizes the compensation and estimated expenses that we and the selling stockholder will pay. Under the terms of the underwriting agreement, the public offering price will vary from time to time depending on the market price of the Class A Stock on the date of delivery of the purchase notice by the underwriter. As a result, for purposes of the following table, we have assumed a closing sale price of the Class A Stock on the Nasdaq National Market of $11.50, which was the closing sale price on March 27, 2001, in order to determine the underwriting discount and commissions to be received by the underwriter. We have also assumed that all 400,000 shares of Class A Stock are purchased by the underwriter. The compensation to be received by the underwriter will consist of the underwriting discount and commissions, which is equal to the price per share received by the underwriter upon sale of the shares to the public less the amount the underwriter pays to the selling stockholder per share. The underwriter has also received a non-accountable expense allowance of $75,000 from the selling stockholder. We have entered into an agreement with the selling stockholder, under which we have agreed to pay $25,000 of the expenses incurred in connection with this offering and the selling stockholder has agreed to pay the balance of the expenses of this offering. The underwriter has not received and will not receive from us or the selling stockholder any other item of compensation or expense in connection with this offering considered by the National Association of Securities Dealers, Inc. to be underwriting compensation under its rules of fair practice.

                                           Per Share              Total
                                           ---------              -----
Price paid to selling stockholder           $ 10.35             $4,140,000
Price paid by the public                    $ 11.04             $4,416,000
Underwriting discount and commissions       $  0.69             $  276,000
Estimated expenses payable by us            $  0.06             $   25,000
Estimated expenses payable by the
  selling stockholder                       $  0.38             $  150,000

           We, the selling stockholder and our executive officers and directors have agreed, with certain exceptions (including an exception for the shares offered by the selling stockholder), not to sell or transfer any Class A Stock for 90 days after the date of this prospectus without first obtaining the written consent of the underwriter. Specifically, we and these other individuals or entities have agreed not to directly or indirectly:

           o offer, pledge, sell or contract to sell any Class A Stock except, in the case of certain of our officers and directors, for sales under Rule 144 under the Securities Act;

           o         sell any option, right or warrant to purchase any Class A
                     Stock;

           o grant any option, right or warrant for the sale of any Class A Stock;

           o         lend or otherwise dispose of or transfer any Class A Stock;
                     or

           o enter into any swap or other derivative transaction that transfers, in whole or in part, the economic consequence of ownership of any Class A Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

           This lockup provision applies to Class A Stock and to securities convertible into or exchangeable or exercisable for or repayable with Class A Stock. It also applies to Class A Stock owned now or acquired later by the person executing the agreement.

           The shares of Class A Stock are traded on the Nasdaq National Market under the symbol "BNHNA."

           Until the distribution of the shares of Class A Stock is completed, the SEC rules may limit the underwriter from bidding for or purchasing shares of Class A Stock. However, the underwriter may engaged in transactions that stabilize the price of the Class A Stock, such as bids or purchases that peg, fix or maintain that price.

           The underwriter may purchase and sell shares of Class A Stock, other than the shares of Class A Stock offered under this prospectus, in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they may purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Class A Stock made by the underwriter in the open market prior to the completion of the offering. Purchases to cover positions created by short sales involve purchases of shares of Class A Stock in the open market after the distribution has been completed in order to cover short positions.

           Similar to other purchase transactions, these activities may have the effect of raising or maintaining the market price of the Class A Stock or preventing or retarding a decline in the market price of the shares of Class A Stock. As a result, the price of the shares of Class A Stock may be higher than the price that might otherwise exist in the open market.

           Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Stock.

           In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

           In connection with this offering, the underwriter may engage in passive market making transactions in the Class A Stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of the Class A Stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

                          Description Of Capital Stock

           We have two classes of common stock, called "Common Stock" and "Class A Common Stock." The two classes are identical except:

           o The Class A Stock, voting as a class, is entitled to elect 1/4 of our board of directors (rounded to the next higher number of directors); the Common Stock votes as a class to elect the remaining members of our board of directors. Of our current seven member board, five members are elected by the holders of the Common Stock and two members are elected by the holders of the Class A Stock.

           o Our Class A Stock is entitled to one-tenth of a vote per share, and our Common Stock is entitled to one vote per share, on all matters other than the election of directors.

           o Our Common Stock is convertible into Class A Stock on a share-for-share basis.

           o Our Class A Stock is entitled to receive dividends per share not less then the amount paid per share on the Common Stock. We have never paid dividends on either class of stock.

           As of March 30, 2001, 3,579,116 shares of Common Stock and 2,589,213 shares of Class A Stock were outstanding. The selling stockholder owned 1,830,405 shares (51.1%) of the Common Stock and no Class A Stock.

           We also have a class of preferred stock, called Series A Convertible Preferred Stock. On March 30, 2001, 700 shares of this preferred stock were outstanding. These shares of preferred stock are convertible into 105,263 shares of Class A Stock, and will be automatically converted into Class A Stock in May 2001 if not earlier converted or redeemed. The selling stockholder owns all 700 shares of this preferred stock.

                             The Selling Stockholder

           The selling stockholder is offering hereby a total of up to 400,000 shares of Class A Stock. The following table sets forth the number of shares of Class A Stock beneficially owned by the selling stockholder, the total number of shares offered hereby and the number of shares and percentage of such class which will be beneficially owned by the selling stockholder after completion of the offering, assuming the sale of all shares offered by the selling stockholder. The selling stockholder is our principal stockholder. All of its capital stock is held in a voting trust of which Mr. Kevin Aoki, the Vice President-Marketing and a Director of Benihana, Darwin C. Dornbush, the Secretary and a Director of Benihana, Grace Aoki and Kyle Aoki, Kevin Aoki's sister and brother, are the trustees. By reason of such position such individuals may be deemed to share beneficial ownership of the stock of the selling stockholder and our shares owned by the selling stockholder.

                          Number of    Number of     Shares to      Percentage
                          Shares of    Shares of     be Owned       of Class
                          Class        Class         After          After
        Name              Owned        Offered       Offering       Offering
        ----              ---------    ---------     ---------      ----------

Benihana of Tokyo, Inc.   1,935,668    400,000       1,535,668        36.3%

           The selling stockholder is obtaining 294,737 of the shares of Class A Stock it is selling through the conversion of the same number of shares of our Common Stock. Before such conversion, the selling stockholder owned 1,830,405 shares (51.1%) of our Common Stock; after such conversion it will own 1,535,668 shares (46.8%) of such stock. The selling stockholder is obtaining an additional 105,263 shares of the Class A Stock it is selling through the conversion of 700 shares of our Series A Convertible Preferred Stock. Such 700 shares constitute the entire outstanding amount of such stock; after conversion no Series A Convertible Preferred Stock will be outstanding. The shares of Class A Stock to be beneficially owned by the selling stockholder after the offering will consist entirely of shares obtainable through conversion of its holdings of our Common Stock.

           Because the Common Stock casts a full vote per share on matters other than the election of directors, while the Class A Stock only casts one-tenth of a vote per share on matters other than the election of directors, and the Series A Convertible Preferred Stock has no vote, the selling stockholder's total voting power on matters other than the election of directors will be reduced from 47.7% to 42.9% by this conversion and sale of our Class A Stock. Assuming all the shares offered by this prospectus are sold, following the offering, the selling stockholder will continue to own 46.8% of the Common Stock, which is entitled to elect, voting separately as a class, a majority of our Board of Directors, and accordingly, will remain in a position to control our board of directors.

                                  Legal Matters

           Dornbush Mensch Mandelstam & Schaeffer, LLP, New York, New York, will pass on certain legal matters in connection with the offering, including the validity of the issuance of the shares being offered hereby. Darwin C. Dornbush, a partner in Dornbush Mensch Mandelstam & Schaeffer, LLP., is our Secretary and one of our directors and owns, beneficially and of record, 1,000 shares of the Class A Stock and has options to purchase 17,500 shares of our Common Stock and 23,334 shares of Class A Stock. Mr. Dornbush is also a trustee of a voting trust which is the record owner of all of the issued and outstanding stock of the selling stockholder.

                                     Experts

           The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 26, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

You should rely only on the information contained or referred to in this prospectus.  We have not authorized anyone to provide
prospective investors with any different or additional                           BENIHANA INC.
information.  This prospectus is not  an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where
the offer or sale is not permitted.  The information contained in                400,000 Shares of
this prospectus is correct only as of the date of this prospectus               Class A Common Stock
regardless of the time or the delivery of this prospectus or any sale of these securities.



                          TABLE OF CONTENTS

                                                               Page

About this Prospectus.............................................2
Disclosure Regarding Forward
  Looking Statements..............................................3              ----------
The Company.......................................................3              PROSPECTUS
Where to Find More Information....................................3
Use of Proceeds...................................................4              ----------
Plan of Distribution..............................................4
Description of Capital Stock......................................7
The Selling Stockholder...........................................8
Legal Matters.....................................................9
Experts...........................................................9              ______ __, 2001




                                                                       LADENBURG THALMANN & CO. INC.

--------------------------------                                          -----------------

                                     PART II
                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

                     The estimated expenses payable by Benihana and the selling stockholder in connection with the issuance and distribution of the securities being registered (other than underwriter's discounts or commissions to be paid by the selling stockholder) are as follows:

        Amount
        ------
SEC Registration Fee ..................   $ 1,135
NASD Filing Fee.........................      954
Accounting Fees and Expenses....           30,000
Legal Fees and Expenses..............      65,000
Underwriter's Non-Accountable
  Expense Allowance ..................     75,000
Blue Sky Fees and Expenses
 (including legal fees)...................  2,000
Miscellaneous Expenses...............         911
                                         --------
          Total ......................   $175,000

           The selling stockholder has agreed to pay all of the foregoing expenses in excess of $25,000.

-----------------

Item 15.  Indemnification of Directors and Officers

            Under Section 145 of the Delaware General Corporation Law, subject to various exceptions and limitations, the Registrant may indemnify its directors or officers if such director or officer is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Registrant by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except, in the case of an action by or in the right of the Registrant to procure a judgment in its favor, as to any matter in which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty. The Registrant is required to indemnify its directors or officers to the extent that they have been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by them in connection therewith. In addition, Delaware law permits a corporation to limit or eliminate the liability of a director to the corporation and its shareholders for negligent breaches of such directors' fiduciary duties in certain circumstances. The foregoing statement is qualified in its entirety by the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law.

           The Registrant's Certificate of Incorporation and By-Laws contain provisions with respect to the indemnification of directors and officers which provide for indemnification to the full extent provided by Delaware law as described above and which eliminate the liability of directors for negligent breaches of their fiduciary duties to the Registrant in certain circumstances to the full extent permitted by the Delaware General Corporation Law.

           The Registrant carries an officers' and directors' liability insurance policy which provides for payment of expenses of the Registrant's officers and directors in connection with certain threatened, or completed, actions, suits and proceedings against them in their capacities as officers and directors, in accordance with the Registrant's By-Laws and the General Corporation Law of Delaware.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Registrant has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 16.  Exhibits

(a)  Exhibits

1.01 - Form of Underwriting Agreement between the Company, Ladenburg Thalmann & Co. Inc. and Benihana of Tokyo, Inc.

1.02 - Registration Agreement dated as of March 29, 2001 between the Company and Benihana of Tokyo, Inc.

4.01 - Certificate of Incorporation of the Company defining the respective rights of the Company's Common Stock and Class A Common Stock. Incorporated by reference to Exhibit 3.01 of the Company's Registration Statement on Form S-4, Registration No. 33-88295, made effective March 23, 1995. (the "S-4")

4.02 - Form of Certificate representing shares of the Company's Class A Common Stock. Incorporated by reference to Exhibit 4.03 of the S-4.

4.03 - Certificate of Designation of Rights, Preferences and Terms for the Company's Series A Convertible Preferred Stock. Incorporated by reference to Exhibit 4.01 of Benihana's Current Report on Form 8-K dated May 15, 1995

5.01 - Opinion of Dornbush Mensch Mandelstam & Schaeffer LLP.

23.01- Consent of Deloitte & Touche LLP.

23.02- Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP.  Included in
        Exhibit 5.01.

24.01- Power of Attorney (contained on Page II-5).


Item 17.  Undertakings

The Registrant hereby undertakes:

           (1)(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (2) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 30th day of March 2001.


                                       BENIHANA INC.

                                       By: /s/ Joel A. Schwartz
                                          -----------------------
                                               Joel A. Schwartz, President

                                POWER OF ATTORNEY


                     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel A. Schwartz and Darwin C. Dornbush, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                         TITLE                       DATE
      ---------                         -----                       ----

PRINCIPAL EXECUTIVE
OFFICER:


/s/ Joel A. Schwartz                President, Chief             March 30, 2001
----------------------------        Executive Officer
    Joel A. Schwartz                and Director


PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:


 /s/ Michael R. Burris              Senior Vice President        March 30, 2001
---------------------------         of Finance and
     Michael R. Burris              Treasurer-Chief
                                    Financial Officer

DIRECTORS:


 /s/ Taka Yoshimoto                Executive Vice President-     March 30, 2001
---------------------------        Restaurant Operations
     Taka Yoshimoto                and a Director



 /s/ Kevin Aoki                    Vice President-Marketing      March 30, 2001
------------------------------     and a Director
     Kevin Aoki




 /s/ John E. Abdo                   Director                     March 30, 2001
----------------------------
     John E. Abdo




 /s/ Darwin C. Dornbush              Director                    March 30, 2001
------------------------
     Darwin C. Dornbush




 /s/ Norman Becker                    Director                   March 30, 2001
---------------------------
     Norman Becker




 /s/ Max Pine                          Director                  March 30, 2001
------------------------------
     Max Pine

                                                                Exhibit 1.01


                              Up to 400,000 Shares

                                  BENIHANA INC.

                              Class A Common Stock

                             UNDERWRITING AGREEMENT


                            ___________________, 2001

Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
New York, New York  10022

Dear Sirs:

           Benihana of Tokyo, Inc. (the "Selling Stockholder") proposes to sell up to an aggregate of 400,000 shares (the "Shares") of the Class A Common Stock, par value $.10 per share (the "Class A Stock") of Benihana Inc., a Delaware corporation (the "Company"). This is to confirm the agreement concerning the purchase of the Shares from the Selling Stockholder by Ladenburg Thalmann & Co. Inc., as underwriter (the "Underwriter").

           SECTION 1.Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

           (a) A registration statement on Form S-3 and one or more amendments thereto with respect to the Shares have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post- effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained or incorporated by reference in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Shares, including all information contained or incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional shares of Class A Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

           (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

           (c) The Company and each of its subsidiaries (as defined in Section
16) have (i) been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation,
(ii) are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and (iii) have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except, in the case of clauses (ii) and (iii), where the failure to so qualify and be in good standing as a foreign corporation or have such power or authority would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). None of the Company's subsidiaries is a limited liability company.

           (d) The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), 12,000,000 shares of common stock, par value $.10 per share (the "Common Stock"), and 20,000,000 shares of Class A Stock. As of the date of this Agreement, the Company had 700 shares of Preferred Stock, [________] shares of Common Stock and [________] shares of Class A Stock issued and outstanding. All of the issued shares of capital stock of the Company have been, and all of the Shares will be, when issued upon conversion of the Preferred Stock and Common Stock, duly and validly authorized and issued, are, and with respect to the Shares, will be, fully paid and non-assessable and conform, and with respect to the Shares, will conform, in all material respects to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except with respect to Haru Holding Corp. ("Haru") and each of its subsidiaries, all of the issued and outstanding shares of capital stock of each subsidiary of the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for the pledge of the capital stock of such subsidiaries by the Company under the Credit Agreement dated as of December 1, 1997 by and among the Company, First Union National Bank and the other parties thereto (the "Credit Facility"). The Company owns directly or indirectly, 80% of the issued and outstanding shares of capital stock of Haru and each of Haru's subsidiaries, free and clear of all liens, encumbrances, equities or claims, except for the pledge of the capital stock of Haru and such subsidiaries under the Credit Facility. Except as otherwise described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Class A Stock pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument.

           (e) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

           (f) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

           (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document) of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

           (h) Except for the Selling Stockholder's registration rights with respect to shares of capital stock of the Company owned by the Selling Stockholder (other than the Shares), there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

           (i) Except as set forth in the Prospectus, the Company has not sold or issued any shares of Class A Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

           (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

           (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial information and data filed as part of the Registration Statement or included in the Prospectus is fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

           (l) Deloitte & Touche, LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

           (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries taken as a whole.

           (n) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

           (o) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

           (p) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

           (q) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference as exhibits as permitted by the Rules and Regulations.

           (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

           (s) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

           (t) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best of the Company's knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

           (u) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (except where the failure to file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

           (v) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

           (w) The Company (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

           (y) Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation (or other equivalent organizational document) or by-laws (or other equivalent organizational document), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for such defaults, violations and failures which would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

           (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

           (bb) Neither the Company nor any subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

           (cc) The Shares have been authorized for listing on the Nasdaq National Market.

           SECTION 2. Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:

           (a) The Selling Stockholder has good and valid title to (i) the shares of Common Stock delivered to First Union National Bank of North Carolina, the Company's transfer agent (the "Transfer Agent"), and (ii) the shares of Series A Preferred Stock (together with the Common Stock, the "Securities") delivered to Dornbush Mensch Mandelstam & Shaeffer, LLP, as custodian (the "Custodian") pursuant to the terms of the Custody Agreement (as defined below), which Securities are convertible into at least 400,000 Shares of Class A Stock to be sold by the Selling Stockholder hereunder and immediately prior to each Delivery Date (as defined in Section 5 hereof), the Selling Stockholder will have, good and valid title to the Shares of Class A Stock (issuable upon conversion of such Securities) to be sold by the Selling Stockholder hereunder on such date, with respect to both such Securities and such Shares, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter.

           (b) The Selling Stockholder has delivered the certificates in negotiable form representing the shares of Common Stock to the Transfer Agent and has placed in custody, under a custody agreement (the "Custody Agreement") with the Custodian, the certificates in negotiable form representing the shares of Series A Preferred Stock, in both cases, representing the Securities which are convertible into the Shares of Class A Stock to be sold by the Selling Stockholder hereunder.

           (c) Each of this Agreement and the Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and except insofar as the indemnification and contribution provisions hereof may be limited by considerations of public policy.

           (d) The Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of applicable organizational documents of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws and by the NASD in connection with the purchase and distribution of the Shares by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

           (e) The Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein.

           (f) The Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the Effective Date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has had or may have a Material Adverse Effect and is not prompted to sell the Shares by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

           (g) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

           SECTION 3.Purchase of the Shares by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell to the Underwriter up to 400,000 Shares of Class A Stock, and the Underwriter agrees to purchase from the Selling Stockholder up to such 400,000 Shares, at a per Share purchase price equal to a 10% discount (rounded to two decimal places) from the closing sale price of a Share of Class A Stock on the Nasdaq National Market on the date the Underwriter provides a Notice of Delivery Date (as hereinafter defined) to the Selling Stockholder; provided, that in no event shall the Selling Stockholder be required to sell such Shares to the Underwriter at a per Share purchase price less than $8.50 per Share. For purposes of this Agreement, delivery by the Underwriter of a Notice of Delivery Date at any time prior to 6:00 p.m. New York City time on any day shall constitute delivery of a Notice of Delivery Date on such day.

           The Selling Stockholder shall not be obligated to deliver any of the Shares to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Shares to be purchased on such Delivery Date as set forth in the Notice of Delivery Date and as provided herein.

           SECTION 4.Offering of Shares by the Underwriter. The Underwriter is to make a public offering of the Shares on a best efforts basis. There is no minimum amount of Shares that must be sold by the Underwriter hereunder. The Shares are to be initially offered to the public at an offering price equal to a 4% discount (rounded to two decimal places) from the closing sale price of a Share of Class A Stock on the Nasdaq National Market System on the date the Underwriter provides a Notice of Delivery Date (as hereinafter defined) to the Selling Stockholder. The Underwriter may, at its own expense, enter into one or more agreements, in its sole discretion, as it deems advisable, with one or more broker-dealers who shall act as dealers in connection with such public offering.

           SECTION 5.Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made at the offices of Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, New York, New York 10022, at 10:00 A.M., New York City time, from time to time, in each case on the third full business day after the Underwriter sends the Selling Stockholder a notice of a delivery date (in each instance, a "Notice of Delivery Date"). The Notice of Delivery Date shall specify that delivery and payment for some or all of the Shares, specifying the exact number of such Shares, shall occur on the third full business day after the Underwriter sends the Notice of Delivery Date. A Delivery Date shall also occur on such other dates or at such other places as shall be determined by agreement between the Underwriter and the Selling Stockholder. These dates and times are referred to as "Delivery Dates." On each Delivery Date, the Selling Stockholder shall deliver or cause to be delivered certificates representing the number of Shares specified in the Notice of Delivery Date to the Underwriter against payment to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds to a bank account designated by the Selling Stockholder at least two business days prior to such Delivery Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to each Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Shares, the Selling Stockholder shall make the certificates representing the Shares available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to each Delivery Date.

           SECTION 6.Further Agreements of the Company.  The Company agrees:

           (a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

           (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

           (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

           (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission;

           (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing, which consent shall not be unreasonably delayed or withheld;

           (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 1l(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

           (g) Upon the request of the Underwriter, for a period of two years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its shareholders generally and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Class A Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

           (h) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to submit to general taxation or to file a general consent to service of process in any jurisdiction;

           (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Class A Stock or securities convertible into or exchangeable for Class A Stock (other than (w) the Shares, (x) shares of Class A Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, or (y) shares of Class A Stock or securities convertible into or exchangeable for Class A Stock issued in a private placement transaction (provided that such shares shall not be publicly resold during the period of 90 days after the date of the Prospectus; provided, further, that the holder of shares issued in such a transaction shall furnish to the Underwriter at or prior to the time of such issuance a letter in the form of Exhibit A hereto)) or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Class A Stock or securities convertible into or exchangeable for Class A Stock or substantially similar securities (other than the grant of options pursuant to benefit plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Class A Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Underwriter; and to cause (i) each executive officer and employee director of the Company, to furnish to the Underwriter, prior to the first Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto and (ii) each non-employee director of the Company, to furnish to the Underwriter, prior to the first Delivery Date, a letter or letters, substantially in the form of Exhibit B hereto. In addition, the Selling Stockholder hereby agrees to be bound by and to comply with the terms and restrictions applicable to the Company in this paragraph (i); provided, however, that the restrictions set forth in this paragraph (i) shall not apply with respect to the sale of any of the Shares by the Selling Stockholder to the Ono Group or any of its affiliates in compliance with Section 12 of this Agreement.

           (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder; and

           (k) During the period of 90 days from the date of the Prospectus, to obtain an executed letter in the form of Exhibit A or Exhibit B hereto, as the case may be, from each new executive officer and director who has not previously executed such a letter.

           SECTION 7. Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:

           (a) That concurrently with the execution hereof, such Selling Stockholder will execute and deliver to the Underwriter a letter in the form of Exhibit A hereto;

           (b) That the Shares to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriter, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, or to the extent permitted by applicable law, by the death, incapacity, disability or incompetence, liquidation or dissolution of the Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, to the extent applicable, or the occurrence of any other event; and

           (c) To deliver to the Underwriter prior to the first Delivery Date a properly completed and executed United States Treasury Department Form W- 8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

           SECTION 8.Expenses. The Selling Stockholder agrees to pay (a) the Underwriter a $75,000 non-accountable expense allowance to cover all of the Underwriter's out-of-pocket expenses (the receipt of which is hereby acknowledged by the Underwriter), (b) the costs incident to the sale and delivery of the Shares and any taxes payable in that connection; (c) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (e) the costs of reproducing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (f) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriter, which obligation shall be in addition to the obligation referred to in subparagraph (a) above); (i) the costs and expenses (excluding costs and expenses of the Underwriter and its representatives) relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Selling Stockholder and any such consultants, and all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including all accounting and counsel fees and expenses incurred by the Company and the Selling Stockholder in connection with the offering of the Shares hereunder.

           SECTION 9.Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder on each Delivery Date are subject (x) to the accuracy when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein (provided that, in the case of this clause (x), the obligations of the Underwriter hereunder shall be subject to the accuracy in all material respects of those representations and warranties that are not qualified as to materiality), (y) to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and (z) to each of the following additional terms and conditions:

           (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

           (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of Lowenstein Sandler PC, counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

           (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

           (d) Dornbush Mensch Mandelstam & Schaeffer, LLP, shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated such Delivery Date, in substantially the form attached hereto as Exhibit C.

           (e) Dornbush Mensch Mandelstam & Schaeffer, LLP, shall have furnished to the Underwriter its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriter and dated such Delivery Date, in substantially the form attached hereto as Exhibit D.

           (f) At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche, LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

           (g) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriter a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

           (h) The Company shall have furnished to the Underwriter a certificate, dated such Delivery Date, of its President and its chief financial officer stating that:

                     (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date (provided that such representations, warranties and agreements that are not qualified as to materiality shall be true in all material respects); the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(l) have been fulfilled; and

                     (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

           (i) The Selling Stockholder shall have furnished to the Underwriter a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder in Section 2 are true and correct as of such Delivery Date (provided that such representations, warranties and agreements that are not qualified as to materiality shall be true in all material respects); and that the Selling Stockholder has complied with all agreements contained herein required to be complied with by the Selling Stockholder on or prior to such Delivery Date.

           (j) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries on a consolidated basis or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

           (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

           (l) The Shares shall be listed on the Nasdaq National Market System.

           (m) Prior to the First Delivery Date, the Underwriter shall have received from the Selling Stockholder and from each executive officer and director of the Company, an executed letter in the form of Exhibit A or Exhibit B, as applicable, pursuant to Section 6(i) hereto.

           All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

           SECTION 10.  Indemnification and Contribution.

           (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); and provided further that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder specifically for inclusion therein; and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of the Underwriter, its officers or employees, or any person controlling the Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of the Shares to any person by the Underwriter if the Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

           (b) The Selling Stockholder shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f); and provided further that as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of the Underwriter, its officers or employees, or any person controlling the Underwriter, on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 6(c). Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to the provisions of this Section 10(b) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its Shares hereunder. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholder may otherwise have to the Underwriter or to any officer, employee or controlling person of that Underwriter.

           (c) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

           (d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 10 consist of the Underwriter or the Underwriter's officers, employees or controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company's directors, officers, employees or controlling persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, consent or judgment includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

           (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Selling Stockholder on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder (with the fault of the Company also being considered in determining the fault of the Selling Stockholder) on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Shares purchased under this Agreement received by the Selling Stockholder on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the Shares purchased under this Agreement on the other hand bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as described on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder (with the fault of the Company also being considered in determining the fault of the Selling Stockholder) or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the aggregate liability of the Selling Stockholder pursuant to the provisions of this Section 10(e) shall be limited to an amount equal to the net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its Shares hereunder.

           (f) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Shares by the Underwriter set forth in the ___________of the cover page and in paragraphs __________________under the caption "Plan of Distribution" in, the Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

           SECTION 11. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for all of the Shares if, prior to that time, any of the events described in Sections 9(k) or 9(l), shall have occurred or if the Underwriter shall decline to purchase the Shares for any reason permitted under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the Underwriter, on the one hand, and the Company and the Selling Stockholder, on the other hand, shall each have the right to terminate this Agreement by notice given to and received by the other party if the purchase of the Shares by the Underwriter is not completed by [insert the 75th day following the execution of this Agreement], 2001.

           SECTION 12. Reimbursement of Underwriter's Expenses. If the Selling Stockholder shall fail to tender the Shares for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company or the Selling Stockholder, as the case may be, will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Shares and upon demand the Company or the Selling Stockholder, as the case may be, shall pay the full amount thereof to the Underwriter. If this Agreement is terminated pursuant to
Section 11 by reason of the default of the Underwriter, neither the Company nor the Selling Stockholder shall be obligated to reimburse the Underwriter on account of those expenses. In addition, in the event the Selling Stockholder sells any of the Shares to an affiliate of the Selling Stockholder or to the ONO Group or any of its affiliates, during the term of this Agreement and for a period of 12 months following any termination of this Agreement, the Underwriter shall be entitled to receive, at the closing of such sale, a payment from the Selling Stockholder equal to three percent (3%) of the gross proceeds of such sale.

           SECTION 13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

           (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Ladenburg Thalmann & Co. Inc., 590 Madison Avenue, New York, New York 10022, Attention: Director of Investment Banking (Fax: 212-409-2173), with a copy to Robert G. Minion, Esq., Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 (Fax: 973-597-2425),
(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Joel Schwartz, if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Michael Kata, in either case with a copy to Herschel S. Weinstein, Esq., Dornbush Mensch Mandelstam & Schaeffer, LLP, 747 Third Avenue, New York, New York 10017 (Fax:
212-753-7673).

           Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Underwriter shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholder by the Custodian acting on behalf of the Selling Stockholder.

           SECTION 14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholder and their respective representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in
Section 10(c) of this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

           SECTION 15. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any on controlling any of them.

           SECTION 16. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

           SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

           SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

           SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

           If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                   Very truly yours,

                                   BENIHANA INC.


                                   By:_________________________________
                                   Name:
                                   Title:

                                   BENIHANA OF TOKYO, INC.


                                   By:_________________________________


                                   Accepted:

                                   LADENBURG THALMANN & CO. INC, as Underwriter


                                   By:______________________________

                                                           Exhibit 1.02

                             REGISTRATION AGREEMENT

           This Registration Agreement dated as of March 29, 2001 is by and between Benihana Inc., a Delaware corporation whose address is 8685 N.W. 53rd Terrace, Miami, Florida 33166 ("BI"), and Benihana of Tokyo, Inc., a New York corporation whose address is 8685 N.W. 53rd Terrace, Miami, Florida 33166 ("BOT").

                                    RECITALS

           A. BOT is the owner of 1,830,405 shares of the Common Stock, par value $.10 (the "Common Stock") of BI. Such shares of Common Stock constitute 51.1% of the issued and outstanding Common Stock, and by virtue of its ownership thereof, BOT may be deemed to be a person "controlling" BI as contemplated by
Section 2(a)(11) of the Securities Act of 1933, as amended (the "Act"). BOT is also the owner of 700 shares of the Series A Convertible Preferred Stock (the "Preferred Stock") of BI.

           B. The Common Stock is convertible, on a share for share basis, into the Class A Common Stock, par value $.10 (the "Class A Stock") of BI. The Preferred Stock is convertible into 105,623 shares of Class A Stock. BOT desires to convert the Preferred Stock, and 294,377 shares of Common Stock into an aggregate of 400,000 shares of Class A Stock (the "Subject Stock") and to sell the Subject Stock to the public. To this end, BOT has engaged Ladenberg, Thalmann & Co. Inc. (the "Underwriter") to underwrite such sale.

           C. The Underwriter has advised BOT that it believes that the best price for the sale of the Subject Stock would be obtained by conducting such sale as a public offering registered under the Act. BOT desires to obtain such best price and BI believes that an orderly sale fully in compliance with the Act is in its best interests.

           D. A trust for the benefit of the family of Rocky H. Aoki is the sole shareholder of BOT. The agreements under which Mr. Aoki has been employed by BI have historically given to Mr. Aoki the right to cause BI to register the resale of the BI stock owned by BOT under the Act.

           THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties agree as follows:

          1. Registration of the Sale of the Subject Stock. As soon as practicable after the date of this Agreement, BI will prepare and execute a Registration Statement relating to the sale of the Subject Stock on Form S-3 (the "Registration Statement") or on such other form as BI, in consultation with the Underwriter, may deem appropriate, and shall file the Registration Statement with the U.S. Securities and Exchange Commission (the "SEC") as contemplated by the Act. Such registration Statement shall include all required exhibits, including opinions and consents of counsel and BI's auditors. BOT shall supply to BI all information relating to itself, its holdings of BI securities and its plans to distribute the Subject Stock as BI may reasonably request for inclusion in the registration Statement.After such filing, BI shall file such acceleration requests and such amendments (including any necessary post-effective amendments) to the Registration Statement as may be required by the SEC or as may otherwise be necessary to cause the Registration Statement to be made effective and to remain effective for a period of not less than four (4) months (unless all of the Subject Stock is sold earlier) after its effective date. BI also agrees that during such six month (or shorter) period, it will timely file all periodic reports required by the Securities Exchange Act of 1934, as amended, as are necessary to preserve the effectiveness of the Registration Statement.

2. Underwriting Agreement; Consummation of the Sale of the Subject Stock. BI agrees to join in an Underwriting Agreement between BOT and the Underwriter containing Underwriter's usual and customary provisions. At the closing or closings of the sale of the Subject Stock, BI will deliver to the Underwriter all certificates, opinions, auditor's comfort letters and other instruments and documents as may reasonably be required by the terms of the Underwriting Agreement to cause the consummation of the sale of the Subject Stock.

3. Allocation of Expenses. BI agrees to pay Twenty-Five Thousand ($25,000) Dollars of the expenses incurred in connection with the registration and sale of the Subject Stock. BOT shall pay all other out-of-pocket costs incurred in connection with such registration and sale, including, without limitation, all commissions and discounts of the Underwriter, the non-accountable $75,000 expense allowance and all reimbursable expenses of the Underwriter. As part of its $25,000, BI will pay the required SEC and NASD filing fees.

4.   Indemnification.
-----------------------

   4.1 BI shall indemnify BOT and each of its officers and directors and each person, if any, who controls BOT within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the prospectus, offering circular or any other document incident to such registration, (or in any related registration statement, notification, or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) by BI of any rule or regulation promulgated under the Act or other securities laws of any jurisdiction applicable to BI and relating to action or inaction required of BI in connection with any such registration, qualification or compliance, and will reimburse BOT and each such officer, director and controlling person against any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided however, that BI will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to BI by BOT or the Underwriter for use in the Registration Statement.

     4.2 BOT shall indemnify BI, its directors and officers, each person, if any, who controls BI within the meaning of Section 15 of the Act, and the Underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the prospectus, offering circular or any other document incident to such registration or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent such untrue statement or omission relates to information furnished by BOT specifically for inclusion in such prospectus, offering circular or other document, or any violation by BOT of any rule or regulation promulgated under the Act applicable to BOT and relating to action or inaction required of BOT in connection with any such registration, and will reimburse BOT, each such director, officer and controlling person, and the Underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided however, that the foregoing indemnity shall apply only if any such claim, loss, damage, liability or action is based on any untrue statement or omission based upon information duly supplied by BOT.

5.  Notices, Etc.  Any notice  required or permitted to be given to either party
-----------------
pursuant to this Agreement shall be sufficiently given if sent by certified mail or by hand delivery or recognized courier service addressed to such party at the address set forth in the preamble of this Agreement, or at any such other address as he shall designate by notice to such party, with a copy to Herschel
S. Weinstein, Esq., Dornbush Mensch Mandelstam & Schaeffer, LLP, 747 Third Avenue, New York, New York, 10017.

6.   Governing Law.   This  Agreement  shall be governed  by, and  construed
-------------------
in accordance with the laws of the State of New York, applicable to agreements made and to be performed solely within such state.

7.   Entire Agreement.  This Agreement constitutes the entire agreement
----------------------
between the parties hereto and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

                     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                        BENIHANA INC.




                                        By: /s/ Joel A. Schwart
                                           ---------------------------
                                                Joel A. Schwartz, President


                                         BENIHANA OF TOKYO, INC.



                                         By: /s/ Michael Kata
                                            ------------------------
                                                 Michael Kata, President

                                                          Exhibit 5.01

           [Letterhead of Dornbush Mensch Mandelstam & Schaeffer, LLP]


                                 March 30, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:       Benihana Inc.; Registration
                    Statement on Form S-3
          -------------------------------------

Gentlemen:

                     We have been requested by Benihana Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 400,000 shares of the Company's Class A Common Stock, par value $.10 per share (the "Shares"), which are to be acquired by the selling stockholder (the "Selling Stockholder") named in the Registration Statement.

                     In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company, each as amended to date, a copy of the Certificate of Designation of Rights, Preferences and Terms (the "Certificate of Designation") for Benihana's Series A Convertible Preferred Stock (the "Preferred Stock"), copies of the records of corporate proceedings of the Company and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

                     Based upon and subject to the foregoing, we are of the opinion that:

                     (i) The 294,737 Shares to be obtained by the Selling Stockholder upon conversion of a like number of shares of the Company's Common Stock (the "Common Stock") will be, when issued upon conversion of such Common Stock in accordance with the terms of the Company's Certificate of Incorporation, validly authorized, legally issued, fully paid and non-assessable Shares.

                     (ii) The 105,263 Shares to be obtained by the Selling Stockholder upon conversion of 700 shares of the Company's Preferred Stock will be, when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, validly authorized, legally issued, fully paid and non-assessable Shares.

                     We render no opinion as to the laws of any jurisdiction other than the internal corporate law of the State of Delaware.

                     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                Very truly yours,

                                DORNBUSH MENSCH MANDELSTAM & SCHAEFFER, LLP



                                By: /s/ Herschel S. Weinstein
                                   -------------------------------
                                        Herschel S. Weinstein, Partner

                                                        Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Benihana Inc. on Form S-3 of our report dated May 12, 2000, appearing in the Annual Report on Form 10-K of Benihana Inc. for the year ended March 26, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Miami, Florida

March 30, 2001